UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 2, 2017

ONEBEACON INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	1-33128	98-0503315
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

609 Highway 169 North
Plymouth, Minnesota 55441
(Address of Principal Executive Offices) (Zip Code)

(952) 852-2431
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 5.02(b)	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

White Mountains Insurance Group, Ltd. (“White Mountains”) has announced that Reid T. Campbell will become the Executive Vice President and Chief Financial Officer of White Mountains, effective May 17, 2017. Concurrently with Mr. Campbell’s promotion to Executive Vice President and Chief Financial Officer, David T. Foy, a director of OneBeacon Insurance Group, Ltd. (the “Company”), and the current Executive Vice President and Chief Financial Officer of White Mountains, will become an advisor to White Mountains senior management effective as of May 17, 2017 until the end of the year. In connection with this transition of his role with White Mountains, Mr. Foy has resigned as a Class II director of the Company, effective as of May 17, 2017. As a result of his departure from the Company’s Board of Directors (the “Board”)  Mr. Foy will no longer be standing for re-election to the Board at the Company’s 2017 Annual General Meeting of Members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEBEACON INSURANCE GROUP, LTD.

Date: May 4, 2017	By:	/s/ Maureen A. Phillips
Name: Maureen A. Phillips
Title: Senior Vice President and General Counsel